UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported) October 24, 2012

TELLABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-9692	36-3831568
(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

One Tellabs Center 1415 W. Diehl Road Naperville, Illinois	60563
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 798-8800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Item 2.02 Results of Operations and Financial Condition

On October 24, 2012, Tellabs, Inc. is reporting its results of operations for its fiscal third quarter ended September 29, 2012. A copy of the press release issued by Tellabs, Inc. concerning the foregoing results is furnished herewith as Exhibit 99.1.

The information contained in this Item 2.02 and related information in the accompanying Exhibit 99.1 shall not be incorporated by reference into any filing of Tellabs, Inc., whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this Item 2.02, including related information in Exhibit 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (GAAP), Tellabs, Inc. has provided non-GAAP financial measures in the press release attached as Exhibit 99.1 as additional information to evaluate our operating performance. These operating performance measures have not been prepared in accordance with GAAP and may be different from measures used by other companies. Whenever we use non-GAAP financial performance measures, we provide a reconciliation of non-GAAP financial performance measures to the most closely applicable GAAP financial performance measure. Management believes the non-GAAP financial performance measures are an important measure of operating performance and provides useful information to investors to better evaluate the operating performance of our business as it highlights trends in our business that may not otherwise be apparent when relying solely on GAAP measures and because it facilitates comparisons to historical results of operations. Management uses these non-GAAP financial performance measures as supplements to our GAAP results in order to provide a more complete understanding of the factors and trends affecting our business as well as for business planning and performance management. Management discloses this information publicly along with a reconciliation of the comparable GAAP amounts, to provide access to the detail and general nature of adjustments made to GAAP financial results. While some of these excluded items have been periodically reported in our statements of operations, including significant restructuring and other charges, their occurrence in future periods depends on future business and economic factors, among other evaluation criteria, and the occurrence of such events and factors may frequently be beyond the control of management.

Item 2.05 Costs Associated with Exit or Disposal Activities

On October 24, 2012, management initiated a restructuring plan that is designed to align expenses with revenue and current market conditions. In order to reduce costs and operating expenses, this plan includes moving certain functions to lower cost geographies. Actions under this plan are expected to be substantially completed by the end of the fourth quarter of 2013. We expect to record pretax charges in the fourth quarter of 2012 through the first quarter of 2013 of approximately $11 million. The pretax charges will consist of $9 million for severance-related charges that will affect approximately 200 employees and $2 million for facility- and asset-related charges. Estimated cash payments under this plan are expected to be $9 million beginning in the fourth quarter of 2012 and continuing through the end of 2014.

This Current Report on Form 8-K contains forward-looking statements, including, but not limited to, statements regarding the expected charges and costs related to the above-described restructuring plan. These forward looking statements are only predictions based on current information and expectations and are subject to certain risks and uncertainties. Factors that might cause such a difference include, but are not limited to, risks associated with: possible changes in the amount and nature of the expected costs and charges, the competitive landscape, including pricing and margin pressures, the response of customers and competitors, industry consolidation and customer concentration, the introduction of new products, the entrance into new markets, the ability to secure necessary resources including attracting and retaining key talent, the ability to realize anticipated savings under our cost-reduction initiatives, and overall negative economic conditions generally and disruptions in credit, capital markets and fluctuations in currencies, including specific impacts of these conditions on the telecommunications industry. More information about potential factors that could affect our business and financial results is included in the “Risk Factors” set forth in our Annual Report on Form 10-K for the fiscal year ended December 30, 2011, supplemented or modified in subsequent filings with the SEC, under the caption “Risk Factors.” In light of these factors investors are advised not to rely on forward-looking statements in deciding whether to buy, sell or hold the company’s securities. The company undertakes no obligation to revise or update these forward - looking statements to reflect events or circumstances after today or to reflect the occurrence of unanticipated events.

Item 8.01 Other Events

The Tellabs Board of Directors has declared a cash dividend on October 24, 2012 of $0.02 per share payable on November 30, 2012, to stockholders of record as of the close of business on November 16, 2012.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Tellabs, Inc., dated October 24, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TELLABS, INC. (Registrant)

/s/ Thomas P. Minichiello
Thomas P. Minichiello Vice President of Finance and Chief Accounting Officer (Principal Accounting Officer and duly authorized officer)

October 24, 2012

(Date)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Tellabs, Inc., dated October 24, 2012